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                                                                     Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of Schwab Advisor Cash Reserves, Schwab Cash Reserves, Schwab U.S. Treasury Money Fund, Schwab Government Money Fund, Schwab Money Market Fund, Schwab Value Advantage Money Fund, Schwab Investor Money Fund, Schwab Retirement Advantage Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York AMT Tax-Free Money Fund, Schwab New Jersey AMT Tax-Free Money Fund, Schwab Pennsylvania AMT Tax-Free Money Fund, Schwab AMT Tax-Free Money Fund, Schwab Massachusetts Municipal Money Fund, and Schwab California AMT Tax-Free Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
San Francisco, California
April 25, 2008